UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 9, 2006 (August 4, 2006)
                                                -------------------------------

                           Newcastle Investment Corp.
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               (Exact Name of Registrant as Specified in Charter)

    Maryland                    001-31458                     81-0559116
----------------      -----------------------------         -------------
(State or other          (Commission File Number)          (IRS Employer
jurisdiction of                                          Identification No.)
incorporation)

       1345 Avenue of the Americas, 46th Floor, New York, NY         10105
    ----------------------------------------------------------   --------------
              (Address of Principal Executive Offices)            (Zip Code)

Registrant's telephone number, including area code   (212) 798-6100
                                                     --------------

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance Sheet Arrangement of a Registrant.

On August 4, 2006, Newcastle Investment Corp. ("Newcastle") entered into five year term financing upon closing of a $434.8 million unpaid principal balance of a manufactured housing loan portfolio. The advance rate is 90% of the unpaid principal balance of the portfolio which provides for an initial financing amount of $391.3 million, of which $304.3 million is non-recourse financing and $87.0 million is recourse to Newcastle. The terms of the financing provide for interest to be paid monthly at a floating rate equal to one-month LIBOR plus 125 basis points. The lender received an upfront structuring fee equal to 50 basis points of the initial financing amount.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Newcastle Investment Corp.
                                            --------------------------
                                            (Registrant)


Date:  August 9, 2006                       By: /s/ Debra A. Hess
                                               ---------------------
                                               Name: Debra A. Hess
                                               Title:  Chief Financial Officer